UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2008, Green Mountain Coffee Roasters, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Asset Purchase Agreement by and among the Company, Tully’s Coffee Corporation, a Washington corporation (“Tully’s”) and Tully’s Bellaccino, LLC, a Washington limited liability company and wholly-owned subsidiary of Tully’s (the “Purchase Agreement”). The Amendment extends the date upon which either party may terminate the Purchase Agreement if the (i) closing has not yet occurred (the “Outside Date”) or (ii) closing has not yet occurred solely as a result of the Tully’s shareholder approval relating the Purchase Agreement and the transactions contemplated thereby not being obtained prior to such date (the “Modified Outside Date”). The Outside Date and the Modified Outside Date were specifically negotiated by the parties based on when the proxy statement was required to be filed under the terms of the Purchase Agreement. As Tully’s missed the contractual deadline to file the proxy statement, the parties executed the Amendment to extend the Outside Date and the Modified Outside Date on a day for day basis based on the delay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: November 18, 2008